Exhibit 99.1

Guardion Health Sciences Appoints Experienced Healthcare Executive Michaela Griggs to its Board of Directors

HOUSTON – December 9, 2021 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a clinical nutrition and diagnostics company that develops clinically supported nutrition, medical foods, supplements, and medical devices, announced today that Michaela Griggs, a seasoned healthcare executive, has been appointed to its Board of Directors.

“We are very excited to welcome Michaela to our Board of Directors. Her marketing acumen and deep experience in both the consumer-driven and healthcare professional- driven markets make her an excellent addition to our already strong Board of Directors,” commented Robert N. Weingarten, Guardion’s Chairman of the Board of Directors. “Ms. Griggs nomination was extensively vetted by the Board’s newly formed Nominating and Corporate Governance Committee, which identified Michaela’s success and experience in the healthcare industry as being of tremendous value to the Company as we implement our growth strategies and our Environmental, Social and Governance initiatives.”

Bret Scholtes, Guardion’s President and Chief Executive Officer, commented, “Michaela brings a wealth of knowledge and successful experience in product development and brand marketing that will provide tremendous value to our Company as we focus on our own brand strategies and growth initiatives. We believe that having someone of Michaela’s caliber on our Board will accelerate the growth of our business and improve our operational efficiencies.”

Ms. Griggs currently serves as Chief Executive Officer of Los Angeles-based Southern California Reproductive Center. From 2017 through 2020, Ms. Griggs served as Executive Vice President at Barco Uniforms’ Health Care & Identity Divisions. For nearly 20 years prior to Barco, Ms. Griggs held key executive marketing positions at Allergan, Bayer Healthcare, 3M Unitek and Tria Beauty, where she was instrumental in developing and improving brand, retail and distribution strategies for global brands such as Botox®, Juvederm®, and One-A-Day® mulit-vitamins, as well as other key brand portfolios. Ms. Griggs earned a Master’s in Business Administration degree from the London School of Business and Finance/University of Wales, and her Diploma of the British Orthoptic Society (DBO) from Sheffield/Leeds School of Orthoptics.

“Guardion has incredible potential to be a leader in the nutrition market, with a clear focus on clinically-proven products aimed at specific markets and conditions. I believe that the recent acquisition of the Viactiv brand of products provides Guardion with significant marketing and growth opportunities. I look forward to helping Guardion achieve its objective of growth from both its existing product portfolio and from launching new, compelling and successful products,” added Ms. Griggs.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI), is a clinical nutrition and diagnostics company. Guardion’s portfolio of science-based, clinically supported nutrition, medical foods, and diagnostic products support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and physicians with many years of experience. This combination of expertise and scientific knowledge forms the foundation of Guardion’s growing position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but are not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of a new management team, the integration of one or more acquisitions and targets, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com